Exhibit 99.1

Silicon Storage Technology, Inc.

News Release

For More Information Contact:

Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

SST Reports Third Quarter 2009 Financial Results

SUNNYVALE, Calif., Oct. 27, 2009 — SST (Silicon Storage Technology, Inc.) (NASDAQ: SSTI), a leader in flash memory technology, today announced results for the third quarter, ended September 30, 2009.

Net revenues for the third quarter were $71.3 million compared with $58.1 million in the second quarter of 2009 and with $92.4 million in the third quarter of 2008. Product revenues for the third quarter of 2009 were $61.8 million, compared with $51.8 million in the second quarter of 2009 and with $79.8 million in the third quarter of 2008. Revenues from technology licensing for the third quarter of 2009 were $9.5 million, compared with $6.3 million in the second quarter of 2009 and with $12.6 million in the third quarter of 2008.

Income from operations for the third quarter of 2009 was $1.5 million compared with a loss from operations of $7.5 million in the second quarter of 2009 and with income from operations of $4.1 million in the third quarter of 2008.

Net income for the third quarter of 2009 was $3.1 million, or $0.03 per share, based on approximately 95.9 million diluted shares. By comparison, the company recorded a net loss of $6.4 million, or $0.07 per share, based on approximately 95.7 million diluted shares in the second quarter of 2009. For the third quarter of 2008, SST reported net income of $4.9 million, or $0.05 per share based on approximately 99.7 million diluted shares.

SST finished the third quarter of 2009 with $143.8 million in cash, cash equivalents, short-term investments, and long-term marketable debt securities, up approximately $8.5 million from $135.3 million at June 30, 2009.

SST Reports Third Quarter 2009 Financial Results

October 27, 2009

Management Qualitative Comments

“This was a productive quarter for SST as we executed well on our strategy and returned the company to profitability ahead of our expectations,” said Bing Yeh, chief executive officer. “Seasonally strong demand in NOR flash memory, as well as a stabilizing pricing environment, resulted in healthy sequential growth in unit shipments and improved product revenues across all four of our application segments. Over the past few quarters, we have signed several new licensing agreements for our embedded SuperFlash program, which will begin to contribute upfront fee revenue in the fourth quarter as we make progress on deliverables. These new licensing agreements will help drive royalty growth in our licensing business in future years. We continue to manage our expenses closely and operate our business conservatively, but we are optimistic about the opportunities in our markets and we believe that we are laying a solid foundation for growth in 2010.”

Fourth Quarter 2009 Outlook

Taking into account normal seasonality, SST expects its fourth quarter revenues to be between $67 million and $72 million. Gross margin is expected to be between 30 and 32 percent, subject to the risk of changing market conditions. Total operating expenses are expected to be between $21 million and $23 million. Our net income per share is expected to be between $0.00 and $0.03.

Conference Call Dial-in Information

SST will hold a conference call to discuss its financial results today at 1:30 p.m. PT. Those wishing to participate in the conference call should dial (800) 288-8960, international participants please dial (612) 288-0337, using the password “SST” at approximately 1:20 p.m. PT. A replay of the call will be available for one week by dialing (800) 475-6701, international participants dial (320) 365-3844, using the access code 119429. A webcast replay of the conference call will be available for three months on the company’s Web site at http://www.sst.com/about_sst/events/current_upcoming/.

About Silicon Storage Technology, Inc.

Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of memory and non-memory products for high volume applications in the digital consumer, networking,

SST Reports Third Quarter 2009 Financial Results

October 27, 2009

wireless communications and Internet computing markets. Leveraging its proprietary, patented SuperFlash technology, SST is a leading provider of nonvolatile memory solutions with product families that include various densities of high functionality flash memory components and flash mass storage products. The company also offers its SuperFlash technology for embedded applications through its broad network of world-class manufacturing partners and technology licensees, including TSMC, which offers it under its trademark Emb-FLASH. SST’s non-memory products include NAND controller-based products, smart card ICs and modules, flash microcontrollers and radio frequency ICs and modules. Further information on SST can be found on the company’s Web site at http://www.sst.com.

Forward-Looking Statements

Except for the historical information contained herein, this news release contains forward-looking statements regarding memory and non-memory market conditions, SST’s future financial performance, the ability to control expenses, manage inventory and generate cash, the launch, design cycle and performance of new products, SST’s licensing business, SST’s ability to diversify its business, the transition of SST’s products to smaller geometrics, and SST’s ability to bring new products to market, all of which involve risks and uncertainties. These risks may include timely development, acceptance and pricing of new products, the terms, conditions and revenue recognition issues associated with licensees’ royalty payments, the impact of competitive products and pricing, and general economic conditions as they affect SST’s customers, as well as other risks detailed from time to time in the company’s periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and other reports filed from time to time with the Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, SST disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

For more information about SST and the company’s comprehensive list of product offerings, please call 1-888/SST-CHIP. Information can also be requested via email to literature@sst.com or through SST’s Web site at http://www.sst.com. SST’s head office is located at 1171 Sonora Court, Sunnyvale, Calif.; telephone: 408/735-9110; fax: 408/735-9036.

SST Reports Third Quarter 2009 Financial Results

October 27, 2009

The SST logo and SuperFlash are registered trademarks of Silicon Storage Technology, Inc. All other trademarks or registered trademarks are the property of their respective holders.

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— FINANCIAL TABLES TO FOLLOW —

SST Reports Third Quarter 2009 Financial Results

October 27, 2009

Silicon Storage Technology, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Net revenues:
Product revenues	$79,801	$61,766	$220,572	$152,319
Technology licensing	12,597	9,487	36,611	27,146

Total net revenues	92,398	71,253	257,183	179,465
Cost of revenues	61,421	48,790	176,548	127,899

Gross profit	30,977	22,463	80,635	51,566

Operating expenses:
Research and development	14,260	10,583	45,095	33,247
Sales and marketing	6,713	5,147	21,114	15,273
General and administrative	5,931	5,252	20,835	15,048
Other	—	—	—	329

Total operating expenses	26,904	20,982	87,044	63,897

Income (loss) from operations	4,073	1,481	(6,409)	(12,331)
Other income, net	2,313	3,376	4,163	4,076

Income (loss) before provision for (benefit from) income taxes and pro rata share of loss from equity investments	6,386	4,857	(2,246)	(8,255)
Provision for (benefit from) income taxes	(438)	1,643	(5,098)	3,371

Income (loss) before pro rata share of loss from equity investments	6,824	3,214	2,852	(11,626)
Pro rata share of loss from equity investments	1,903	122	6,040	971

Net income (loss)	$4,921	$3,092	$(3,188)	$(12,597)

Net income (loss) per share - basic	$0.05	$0.03	$(0.03)	$(0.13)

Shares used in per share calculation - basic	99,186	95,852	101,527	95,768

Net income (loss) per share - diluted	$0.05	$0.03	$(0.03)	$(0.13)

Shares used in per share calculation - diluted	99,676	95,866	101,527	95,768

SST Reports Third Quarter 2009 Financial Results

October 27, 2009

Silicon Storage Technology, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2008	September 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$50,880	$75,251
Short-term investments	48,997	40,607
Trade accounts receivable, net	20,117	35,943
Inventories	54,159	30,643
Other current assets	4,153	4,016

Total current assets	178,306	186,460
Long-term marketable debt securities	31,848	27,915
Long-term marketable equity investments	18,196	34,941
Equity investments, others	24,619	32,888
Property and equipment, net	18,913	13,365
Goodwill and intangible assets, net	14,794	12,993
Other assets	1,807	4,215

Total assets	$288,483	$312,777

LIABILITIES
Current liabilities:
Trade accounts payable	$19,146	$25,973
Accrued expenses and other liabilities	14,200	23,284
Deferred revenue	3,841	2,025

Total current liabilities	37,187	51,282
Other liabilities	8,082	9,742

Total liabilities	45,269	61,024

SHAREHOLDERS’ EQUITY
Common stock	412,312	414,774
Accumulated other comprehensive income	14,308	32,982
Accumulated deficit	(183,406)	(196,003)

Total shareholders’ equity	243,214	251,753

Total liabilities and shareholders’ equity	$288,483	$312,777

SST Reports Third Quarter 2009 Financial Results

October 27, 2009

Silicon Storage Technology, Inc. and Subsidiaries

Supplemental Data

	Percentage of Gross Product Revenue			Change in Revenue
	3Q08	2Q09	3Q09	3Q08 to 3Q09	2Q09 to 3Q09
Product Revenue By Ship-To Location
North America	4%	4%	4%	(22%)	30%
Total International	96%	96%	96%	(23%)	21%
Europe	7%	4%	4%	(60%)	22%
Japan	8%	11%	12%	14%	30%
Korea	5%	7%	7%	25%	26%
China and Taiwan	66%	66%	64%	(26%)	16%
Other Far East	10%	8%	9%	(31%)	41%
Product Revenue by Application
Digital Consumer	30%	23%	24%	(42%)	22%
Internet Computing	20%	21%	24%	(9%)	38%
Networking	10%	15%	16%	28%	35%
Wireless Communications	40%	41%	36%	(33%)	4%
Total	100%	100%	100%	(23%)	21%
Licensing Revenue as a % of Total Revenue	13%	11%	13%	(25%)	50%